SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. _____)

Filed by the Registrant                       [X]
Filed by Party other than the Registrant      [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              AETRIUM INCORPORATED
                (Name of Registrant as Specified In Its Charter)

               --------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required.
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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                              AETRIUM INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1997

         The Annual Meeting of the Shareholders (the "Annual Meeting") of Aetrium Incorporated, a Minnesota corporation (the "Company"), will be held at the Company's corporate headquarters at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m. on Tuesday, May 20, 1997, for the following purposes:

         1. To elect six (6) persons to serve as directors until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified;

         2. To consider and act upon a proposal to amend the Company's 1993 Stock Incentive Plan; and

         3. To transact such other business as may properly come before the meeting.

         The record date for determination of the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof is the close of business on April 4, 1997.

         Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                         By Order of the Board of Directors



                                         Darnell L. Boehm
                                         CHIEF FINANCIAL OFFICER AND SECRETARY

April 11, 1997
North St. Paul, Minnesota




                              AETRIUM INCORPORATED
                                2350 HELEN STREET
                         NORTH ST. PAUL, MINNESOTA 55109
                                 (612) 770-2000

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1997


                                  INTRODUCTION

         The Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation (the "Company"), will be held at the Company's corporate headquarters at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m. on Tuesday, May 20, 1997.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Common Stock of the Company, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement. Abstentions from such proposals are treated as votes against such proposals. Broker non-votes on such proposals (I.E., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote) are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposals.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this proxy material will be first mailed to shareholders on or about April 11, 1997.


                               OUTSTANDING SHARES

         Only holders of Common Stock of record at the close of business on April 4, 1997 will be entitled to vote at the Annual Meeting. On April 4, 1997 the Company had 8,471,904 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for the purposes of determining a quorum, without regard to whether the card reflects an abstention (or is left blank) or reflects a broker non-vote on a matter. Holders of shares of Common Stock are not entitled to cumulate voting rights.


                              ELECTION OF DIRECTORS

NOMINATION

         The Company's Bylaws provide that the number of directors that shall constitute the Board of Directors (the "Board") shall be at least one or such other number as may be determined by the Board or the Company's shareholders. At the 1996 Annual Meeting of the Shareholders of the Company, five directors were elected. In June 1996, Terrance J. Nagel was appointed to the Board. By written action of the Board dated as of January 21, 1997, the Board resolved to nominate six persons to stand for election at the 1997 Annual Meeting of Shareholders. Directors elected at the Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified.

         All of the nominees are currently members of the Board. The election of each Director requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, provided that a quorum consisting of a majority of the voting power of the Company's outstanding shares is represented either in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. The Board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld) for the election of each of the nominees as directors. If prior to the Annual Meeting the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by the Board to fill such vacancy, unless a shareholder indicates to the contrary on his or her proxy. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following table sets forth certain information as of February 21, 1997 which has been furnished to the Company by the persons who have been nominated by the Board to serve as Directors for the ensuing year.

      NOMINEES                                                                            DIRECTOR
    FOR ELECTION          AGE                PRINCIPAL OCCUPATION                          SINCE
    ------------          ---                --------------------                          -----
Joseph C. Levesque        52      Chairman of the Board, President and                      1986
                                  Chief Executive Officer of the Company

Darnell L. Boehm          48      Chief Financial Officer and Secretary of the Company      1986

Terrence W. Glarner       53      President of West Concord Ventures, Inc.                  1990

Andrew J. Greenshields    59      President of Pathfinder Ventures, Inc.                    1986

Douglas L. Hemer          50      President of the San Diego Division of the Company        1986

Terrance J. Nagel         42      Chairman of the Board and Chief Executive Officer         1996
                                  of NOW Technologies, Inc.

OTHER INFORMATION ABOUT NOMINEES

         JOSEPH C. LEVESQUE has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since 1986. From 1973 to 1986, Mr. Levesque served in various capacities and most recently as Executive Vice President of Micro Component Technology, Inc., a manufacturer of integrated circuit testers and test handlers. Mr. Levesque is also a director of Arden Industrial Products, Inc., a public company, and served on its compensation committee during 1996.

         DARNELL L. BOEHM has served as Chief Financial Officer, Secretary and as a director of the Company since 1986. From December 1994 until July 1995, Mr. Boehm had also assumed executive management responsibilities for the Company's San Diego Division. Mr. Boehm is also the principal of Darnell L. Boehm & Associates, a management consulting firm. From October 1988 to March 1993, Mr. Boehm served as the Acting President of Genesis Labs, Inc., a manufacturer of medical diagnostic products. Mr. Boehm is also a director of Rochester Medical Corporation, a public company, and serves on the audit and compensation committees of such company.

         TERRENCE W. GLARNER has served as a director of the Company since March 1990. Since February 1993, Mr. Glarner has been President of West Concord Ventures, Inc. and has been a consultant to North Star Ventures, Inc. ("North Star"), and Norwest Venture Capital. From 1988 to February 1993, Mr. Glarner was President of North Star and North Star Ventures II, Inc. ("North Star II"), an affiliate of North Star. Mr. Glarner is also a director of CIMA Labs, Inc., FSI International, Inc. and Datakey, Inc., all of which are public companies. Mr. Glarner also serves on the compensation committee of each of these three companies.

         ANDREW J. GREENSHIELDS served as a director of the Company from July 1984 to October 1985 and has served continuously as a director since October 1986. Mr. Greenshields has been President of Pathfinder Ventures, Inc. ("Pathfinder"), an investment company, since September 1980. Mr. Greenshields is also a partner of Pathfinder Partners II, the general partner of Pathfinder Venture Capital Fund II, a Minnesota Limited Partnership ("Pathfinder II"). Pathfinder is also the management company for Pathfinder II. Mr. Greenshields is also a director and member of the compensation committee of CNS, Inc., a public company.

         DOUGLAS L. HEMER has served as a director of the Company since 1986 and served as the Chief Administrative Officer of the Company from May 1, 1996 until February 1, 1997, at which time he was named the President of the San Diego Division. Mr. Hemer was a partner in the law firm of Oppenheimer Wolff & Donnelly for over 15 years before joining the Company. Oppenheimer Wolff & Donnelly has provided and is expected to continue to provide legal services to the Company.

         TERRANCE J. NAGEL has served as a director of the Company since June 1996. Mr. Nagel is also the Chairman of the Board, Chief Executive Officer and co-founder of NOW Technologies, Inc., a privately held company, a position he has held since 1988.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board, which held five meetings during the fiscal year ended December 31, 1996. Committees established and maintained by the Board include the Audit Committee and the Compensation Committee.

         The function of the Audit Committee is to review the Company's financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding the Company's financial controls, and confer with the Company's outside auditors. The Audit Committee met once during the fiscal year ended December 31, 1996. Messrs. Glarner and Greenshields served as members of the Audit Committee in fiscal 1996. Mr. Hemer resigned from the Audit Committee on March 27, 1996. Mr. Nagel was elected to serve on the Audit Committee on December 17, 1996.

         The responsibilities of the Compensation Committee include approving the compensation for those officers who are also directors of the Company and setting the terms of and grants of awards under the Company's 1993 Stock Incentive Plan (the "Plan"). The Compensation Committee met two times during the fiscal year ended December 31, 1996. Messrs. Glarner and Greenshields served as members of the Compensation Committee in fiscal 1996. Mr. Hemer resigned from the Compensation Committee on March 27, 1996. Mr. Nagel was elected to serve on the Compensation Committee on December 17, 1996.

         All of the Directors of the Company attended 75% or more of the aggregate meetings of the Board and all such committees on which they served.

COMPENSATION OF DIRECTORS

         DIRECTORS' FEES. Directors of the Company receive no cash compensation for their services as members of the Board, although their out-of-pocket expenses incurred on behalf of the Company are reimbursed.

         AUTOMATIC OPTION GRANT. Prior to certain amendments to the Plan made by the Board in September 1996 (see the section herein entitled "Proposal to Amend the 1993 Stock Incentive Plan -- Plan Amendments"), the Plan provided for the automatic grant of non-statutory stock options to purchase 30,000 shares of Common Stock to non-employee directors at an exercise price equal to the fair market value of the Common Stock on the date of grant upon the non-employee director's initial election to the Board. Under these provisions, Messrs. Glarner and Greenshields each received options to purchase 30,000 shares of Common Stock, vesting in 25% increments on January 1, 1996, and on each anniversary thereafter, and Mr. Nagel received options to purchase 30,000 shares of Common Stock, vesting in 20% increments on June 19, 1996, and on each anniversary thereafter. In connection with the amendment and repricing of certain options held by employees (see the section herein entitled "Executive Compensation and Other Benefits -- Compensation Committee Report on Repricing of Options"), Mr. Nagel's options were amended and repriced on September 18, 1996 at the fair market value on that date. Under the Plan as amended by the Board in September 1996, there are no automatic option grants to non-employee directors, although all directors are eligible for the grant of options under the Plan. Although the Board is not obligated to do so, in the future the Board presently intends to grant non-statutory stock options to purchase 30,000 shares of Common Stock to non-employee directors at an exercise price equal to the fair market value of the Common Stock on the date of grant upon such non-employee director's initial election to the Board, with such options vesting in 20% increments over five years.


                           PRINCIPAL SHAREHOLDERS AND
                       BENEFICIAL OWNERSHIP OF MANAGEMENT

         The table below sets forth information regarding the beneficial ownership of the Common Stock of the Company as of February 21, 1997, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director, nominee and executive officer named in the Summary Compensation Table (set forth herein), and (c) by all executive officers and directors of the Company as a group. The address for all executive officers and directors of the Company is 2350 Helen Street, North St. Paul, Minnesota 55109.

                                    SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
                                    --------------------------------------------
NAME                                      AMOUNT          PERCENT OF CLASS
----                                      ------          ----------------

Joseph C. Levesque                       189,356(2)              2.2%

Darnell L. Boehm                          59,731(3)               *

Lawrence J. Klassen                       27,693                  *

Daniel M. Koch                            68,403(4)               *

Gerald C. Clemens                         35,596(5)               *

Terrence W. Glarner                       32,830(6)               *

Andrew J. Greenshields                    15,000(7)               *

Douglas L. Hemer                          41,551(8)               *

Terrance J. Nagel                          6,000(9)               *

Investment Advisors, Inc.                864,000(10)            10.2%
3700 First Bank Place
Box 357
Minneapolis, MN  55440

First Bank System, Inc.                  933,940(11)            11.0%
601 Second Avenue South
Minneapolis, MN 55402-4302

Kopp Investment Advisors, Inc.         1,195,464(12)            14.1%
6600 France Avenue South
Suite 672
Edina, MN 55435

All executive officers and directors     497,202(13)             5.7%
as a group (10 persons)

------------------------
*Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2) Includes options to purchase 97,247 shares of Common Stock exercisable within 60 days.

(3) Includes options to purchase 34,897 shares of Common Stock exercisable within 60 days.

(4) Includes options to purchase 38,594 shares of Common Stock exercisable within 60 days.

(5) Includes options to purchase 35,000 shares of Common Stock exercisable within 60 days.

(6) Includes options to purchase 15,000 shares of Common Stock exercisable within 60 days.

(7) Includes options to purchase 15,000 shares of Common Stock exercisable within 60 days.

(8) Includes options to purchase 34,531 shares of Common Stock exercisable within 60 days.

(9) Includes options to purchase 6,000 shares of Common Stock exercisable within 60 days.

(10) Based solely on a Schedule 13G dated January 10, 1997, Investment Advisers, Inc. has sole voting and dispositive power over 675,000 shares, and shared voting and dispositive power over 189,000 shares.

(11) Based solely on a Schedule 13G dated February 13, 1997, includes shares of Common Stock held by The Regional Equity Fund, a mutual fund of First American Investment Funds, Inc., an open-end investment company which holds in excess of 5% of the Common Stock of the Company. First Bank Systems, Inc. ("First Bank") has sole voting power over 895,350 shares and shared voting power over 38,190 shares. First Bank has sole dispositive power over 820,600 shares and shared dispositive power over 23,590 shares.

(12) Based solely on a Schedule 13G dated January 28, 1997, includes 1,170,464 shares of Common Stock held of record by the clients of Kopp Investment Advisers, Inc. ("KIA"), for which KIA has shared dispositive power, 15,000 shares of Common Stock over which KIA has sole dispositive power, 136,000 shares over which KIA has sole voting power and 10,000 shares over which The Kopp Family Foundation (the "Foundation") has sole voting and dispositive power. Mr. LeRoy C. Kopp owns 100% of KIA and is the trustee of and controls the Foundation.

(13) Includes options to purchase 312,118 shares of Common Stock exercisable within 60 days.


                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1996.

                                         SUMMARY COMPENSATION TABLE
                                                                       LONG-TERM
                                         ANNUAL COMPENSATION           COMPENSATION
                                         --------------------          ------------
NAME AND                                                           SECURITIES UNDERLYING        ALL OTHER
PRINCIPAL POSITION          YEAR       SALARY($)     BONUS($)(1)        OPTIONS(#)          COMPENSATION($)(2)
------------------          ----       ---------     -----------        ----------          ------------------
Joseph C. Levesque          1996       $187,385        $51,640             200,000                $4,750
PRESIDENT AND CHIEF         1995        174,769         86,975               ---  (3)              5,680
EXECUTIVE OFFICER           1994        154,904         69,750             180,000               104,514(4)

Darnell L. Boehm            1996       $107,183        $30,069              44,687                $4,622
CHIEF FINANCIAL             1995        132,423         66,101                --- (3)              5,680
OFFICER AND                 1994         94,788         44,650             150,000               103,659(4)
 SECRETARY

Lawrence J. Klassen(5)      1996       $139,277        $39,679                ---                 $4,693
FORMER PRESIDENT--          1995        115,889         54,198                ---                  5,327
SAN DIEGO DIVISION          1994         95,501         34,860              45,000                 3,316

Daniel M. Koch              1996       $122,431        $21,108               7,500                $4,413
VICE PRESIDENT--            1995        114,769         63,105                --- (3)              5,463
WORLDWIDE SALES             1994         94,789         22,325              60,000                 3,201

Gerald C. Clemens           1996       $111,669        $32,068                ---                 $4,178
VICE PRESIDENT--            1995        103,000         44,033                ---                  3,799
RELIABILITY TEST            1994         94,527         35,293              45,000                 3,263
PRODUCTS

----------------------
(1) Cash bonuses and sales commissions for services rendered have been included as compensation for the year earned, even though a portion of such bonuses and sales commissions were actually paid in the following year. Such bonuses and sales commissions were payable pursuant to each executive's individual bonus arrangement, which is based upon the achievement of certain individual and Company goals.

(2) Represents amounts of matching contributions made by the Company to the officers' respective 401(k) accounts.

(3) The options received in 1996 by each of Messrs. Levesque, Boehm and Koch represent options originally granted to such individuals in 1995 that were repriced in September 1996. See "Compensation Committee Report on Repricing of Options."

(4) Includes special bonuses of $100,000 each for Messrs. Levesque and Boehm awarded by the Compensation Committee for their services related to the acquisition of the business of SymTek Systems, Inc. in November 1994. Such bonuses were paid in January 1995.

(5) Mr. Klassen resigned from his position effective January 17, 1997 and is no longer employed by the Company.

OPTION GRANTS

         The following table summarizes option grants during fiscal 1996 to the executive officers named in the Summary Compensation Table and the potential realizable value of the options held by such persons at December 31, 1996.

                                                 OPTION GRANTS IN 1996
                                                                                             POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED ANNUAL
                           NUMBER OF        PERCENT OF                                       RATES OF STOCK PRICE
                          SECURITIES       TOTAL OPTIONS                                         APPRECIATION
                          UNDERLYING        GRANTED TO       EXERCISE OR                      FOR OPTION TERM(1)
                            OPTIONS        EMPLOYEES IN       BASE PRICE    EXPIRATION      -----------------------
NAME                     GRANTED(#)(2)      FISCAL YEAR       ($/SHARE)        DATE          5%               10%
-----                    -------------      -----------       ---------        ----         ----           --------
Joseph C. Levesque          200,000            28.6%           $10.25        12/19/00      $472,935    $1,026,440

Darnell L. Boehm             44,687             6.4              10.25       12/19/00       105,670        229,343

Daniel M. Koch                 7,500            1.1              10.25       12/19/00         17,735        38,492

---------------------------
(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued involvement with the Company. The amounts represented in this table will not necessarily be achieved.

(2) All options shown reflect the amendment and repricing of existing options. Such options were repriced on September 18, 1996 under the Plan, with an exercise price equal to the fair market value of the Common Stock on such date. The Plan is administered by the Compensation Committee (the "Committee"). The options set forth above vest in 1/48th increments on the 19th of each month commencing on January 19, 1996. In the event a "change in control" of the Company occurs, then, if approved by the Committee, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the Company or any subsidiary. For purposes of the Plan, a "change in control" of the Company will be deemed to have occurred upon (i) a sale or other transfer of substantially all of the assets of the Company to an entity that is not controlled by the Company, (ii) a merger or consolidation to which the Company is a party if, after such merger or consolidation, the Company's shareholders do not beneficially own more than 80% of the combined voting power of the surviving corporation's outstanding voting securities, (iii) any person becoming the beneficial owner of 40% or more of the combined voting power of the Company's outstanding securities, or (iv) a change in the composition of the Board such that the individuals constituting the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board (with exceptions for individuals who are nominated or otherwise approved by the current Board). The payment of an option exercise price may be made either in cash or, subject to the discretion of the Committee, in shares of Common Stock.


OPTION EXERCISES

         The following table summarizes option exercises during fiscal 1996 and the number and value of options held by the executive officers named in the Summary Compensation Table as of December 31, 1996.


                     AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

                                                                NUMBER OF                  VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                         SHARES                            DECEMBER 31, 1996(#)          AT DECEMBER 31, 1996($)(1)
                       ACQUIRED ON        VALUE            ---------------------         --------------------------
        NAME          EXERCISE (#)   REALIZED ($)(2)    EXERCISABLE      UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
        ----          ------------   ---------------    -----------      -------------   -----------  -------------
Joseph C. Levesque       103,048     $1,203,763           6,800             194,588      $278,913        $740,999

Darnell L. Boehm          65,000        757,917           37,501              72,186       188,254         338,723

Lawrence J. Klassen       70,079        464,186            1,406              11,953         8,788          74,706

Daniel M. Koch             9,375        158,093           34,688              21,562       214,534         119,215

Gerald C. Clemens         10,000         58,125           23,750              11,250       157,344          74,531

----------------------
(1) Based on the December 31, 1996 closing price of the Common Stock of $13.25.

(2) The "Value Realized" and the "Value of Unexercised In-the-Money Options" amounts are calculated based on the excess of the market value of the Common Stock on the date of exercise or December 31, 1996, respectively, over the exercise price. The exercise price of options may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the day prior to the date of exercise. In addition, at the discretion of the Compensation Committee the exercise price of options granted may be paid pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

         In September 1996, in the belief that it was in the best interests of the Company and its shareholders to ensure that the intended incentives for employees were maintained in accordance with the compensation philosophy of the Compensation Committee, the Compensation Committee amended and repriced (to a lower exercise price) certain of the options then held by such employees that had been granted pursuant to the Company's 1993 Stock Incentive Plan. These options were amended and repriced to reflect the fact that the market price of the Common Stock had been negatively impacted in 1996 because of the overall downturn in the semiconductor industry. In the opinion of the Compensation Committee, the Company's management and other personnel have dealt with the industry downturn proactively and effectively to manage through the downturn in a manner that has maximized the Company's revenues and operating results while positioning the Company to take advantage of the next industry cycle. Accordingly, the Compensation Committee determined that, in light of the reduced market price of the Common Stock and the importance of equity based compensation to the overall compensation philosophy of the Compensation Committee, it was appropriate to reprice these options to provide the continuing incentives intended under the Plan to the affected employees. These options were amended and repriced on September 18, 1996 with an exercise price equal to the market price on that date.

         The following table sets forth certain additional information regarding all repricings of options held by any executive officer that have occurred in the last ten years.

                                            TEN-YEAR OPTION REPRICINGS
                                                                                                          LENGTH OF
                                       SECURITIES                                                         ORIGINAL
                                       UNDERLYING      MARKET PRICE                                      OPTION TERM
                                        NUMBER OF      OF STOCK AT     EXERCISE PRICE                     REMAINING
                                         OPTIONS         TIME OF         AT TIME OF         NEW          AT DATE OF
                                       REPRICED OR     REPRICING OR     REPRICING OR      EXERCISE      REPRICING OR
NAME AND POSITION(1)         DATE      AMENDED(#)      AMENDMENT($)     AMENDMENT($)      PRICE($)        AMENDMENT
---------------------        ----      -----------     -------------    ------------      --------        ---------
Joseph C. Levesque           9/18/96      200,000           $10.25           $16.50         $10.25        51 months

Darnell L. Boehm             9/18/96       44,687            10.25            16.50          10.25        51 months

Daniel M. Koch               9/18/96        7,500            10.25            16.50          10.25        51 months

James E. Serley              9/18/96       15,000            10.25            16.50          10.25        51 months

James E. Serley              9/18/96       45,000            10.25            12.25          10.25        45 months

Douglas L. Hemer             9/18/96       52,500            10.25            14.88          10.25        54 months

Paul H. Askegaard            9/18/96        8,925(2)         10.25            16.50          10.25        48 months

Paul H. Askegaard            9/18/96        5,000            10.25            16.50          10.25        51 months
--------------------------------


(1) The positions of each of Messrs. Levesque, Boehm, Koch and Hemer are set forth herein. Mr. Askegaard serves as the Company's Treasurer. Mr. Serley serves as the Company's Vice President and General Manager - IC Handling Products.

(2) These options were also amended and repriced on December 19, 1995 to an exercise price equal to $16.50, the fair market value of the Common Stock at that date, from an exercise price of $22.69.


                                            COMPENSATION COMMITTEE

                                            Terrence W. Glarner
                                            Andrew J. Greenshields


EMPLOYMENT AGREEMENT

         Pursuant to an employment agreement, effective April 1, 1986, between the Company and Mr. Levesque, the President and Chief Executive Officer of the Company, Mr. Levesque is entitled to receive six months salary as severance pay in the event of an involuntary termination (including by reason of death or disability but excluding termination for cause). In the event of voluntary termination, the Company may elect to pay Mr. Levesque severance pay for any portion of the employment period remaining after notice of termination in lieu of continued employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors approves the compensation for executive officers who are also directors of the Company and acts on such other matters relating to their compensation as it deems appropriate. During fiscal 1996, Mr. Levesque, the Company's Chairman of the Board, President and Chief Executive Officer, Mr. Boehm, the Company's Chief Financial Officer and Secretary, and Mr. Hemer, the Company's Chief Administrative Officer during fiscal 1996 and currently the President of the San Diego Division of the Company, were the only executive officers who were also directors of the Company. The Compensation Committee consists of at least two non-employee directors and meets at least once per year. The members of the Compensation Committee during fiscal 1996 were Messrs. Glarner and Greenshields, who served for all of fiscal 1996 and Mr. Hemer, who served until March 27, 1996, at which time he resigned from the Compensation Committee. Mr. Nagel was elected to serve on the Compensation Committee on December 17, 1996. Mr. Levesque, as the Company's President and Chief Executive Officer, establishes the compensation of all executive officers who are not also directors of the Company. The Compensation Committee also administers, with respect to all eligible recipients, the Company's stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

         COMPENSATION PHILOSOPHY AND OBJECTIVES. The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers, and the attainment of predetermined corporate goals. The primary objectives of the Company's executive compensation program are to:

         * Reward the achievement of desired Company and individual performance goals.

         * Provide compensation that enables the Company to attract and retain key executives.

         * Provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executives with the interests of shareholders.

         The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company's markets, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, historical compensation levels and stock awards at the Company, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

         EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

         BASE SALARY. Base pay levels of executives, including the Chief Executive Officer, are determined by the potential impact of the individual on the Company and its performance, the skills and experiences required by the position, the individual performance and potential of the executive and the Company's overall performance. Base salaries for executives are evaluated and adjusted annually. A portion of each executive officer's base salary (including the Chief Executive Officer) is determined based on a formula related to Company revenue, and may be increased or decreased during the year based upon actual Company revenue levels.

         BONUSES. The Company also may pay bonuses to executive officers as part of its executive compensation program. The purpose of the cash bonus component of the executive compensation program is to provide a direct financial incentive for executives who help the Company achieve certain Company financial objectives and who meet individual performance goals. The Compensation Committee has determined that potential bonuses in fiscal 1997 will range from 0% to 50% of base salary (excluding sales commissions) for all executive officers, including the Chief Executive Officer.

         LONG-TERM INCENTIVE COMPENSATION. Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the Company's industry, the number of options previously granted and individual and Company performance during the year.

         SECTION 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

         CHIEF EXECUTIVE OFFICER           COMPENSATION COMMITTEE

         Joseph C. Levesque                Terrence W. Glarner
                                           Andrew J. Greenshields
                                           Terrance J. Nagel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the Compensation Committee are Messrs. Glarner, Greenshields and Nagel. On May 1, 1996, Doug Hemer was named the Company's Chief Administrative Officer, which position he held until February 1, 1997, when he was named the President of the San Diego Division. Mr. Hemer had served as a member of the Compensation Committee until he resigned from the Compensation Committee on March 27, 1996.

STOCK PERFORMANCE GRAPH

         In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares the yearly cumulative total shareholder return on the Company's Common Stock on the Nasdaq National Market since the date of the Company's initial public offering, completed in August 1993, with the yearly cumulative total return over the same period of the Nasdaq Stock Market (U.S. Companies) Index and of a self-determined group of peer companies (the "Peer Group"). The Peer Group consists of Electroglas Inc., Aseco Corporation, Teradyne Inc., Cohu, Inc. and Micro Component Technology, Inc. The comparison assumes the investment of $100 in Common Stock, the Nasdaq Stock Market (U.S. Companies) Index and the Peer Group at the beginning of the period and assumes reinvestment of all dividends.

              Aug-93      Dec-93      Dec-94       Dec-95      Dec-96

ATRM          $100.00     $115.71     $131.43      $342.85     $227.15
Peers         $100.00     $105.42     $113.26      $179.39     $160.63
Nasdaq        $100.00     $108.64     $106.19      $150.18     $184.73


                 PROPOSAL TO AMEND THE 1993 STOCK INCENTIVE PLAN

INTRODUCTION

         In June 1993, the Board approved the Company's 1993 Stock Incentive Plan which was subsequently approved by the shareholders of the Company. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

PLAN AMENDMENTS

         On September 18, 1996, the Board amended the Plan to make certain conforming changes to the Plan in light of certain amendments to Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In addition, as a result of these Rule 16b-3 changes, the Board determined that the automatic option grant to non-employee directors feature of the Plan was no longer necessary and amended the Plan to remove this feature. The Board determined that removal of this feature would provide the Board with greater flexibility to set the equity-based portion of director compensation at levels deemed appropriate.

         On March 24, 1997, the Board also amended the Plan, subject to shareholder approval, to add a provision that will allow the Company a tax deduction for options granted under the Plan to its chief executive officer and the four other most highly compensated executive officers (the "covered executives"). Under Section 162(m) of the Code, the amount of the Company's tax deduction is limited to $1,000,000 per year for certain compensation paid to each of the Company's covered executives. This limitation, however, does not apply to "performance-based compensation." Options may qualify as performance-based compensation if shareholders approve a maximum limit on the number of shares underlying such awards that may be granted to any participant over a specified period. Accordingly, the Plan has been amended to provide such a limit, as described below. If the amendments made to the Plan in March 1997 are not approved by the shareholders, no further grants under the Plan to the covered executives will be made. The major features of the Plan, as amended, are summarized below, which summary is qualified in its entirety by reference to the actual text of the Plan, a copy of which may be obtained from the Company.

SUMMARY OF THE PLAN

         GENERAL. The Plan provides for the grant to participating eligible recipients of the Company of (i) options to purchase Common Stock that qualify as "incentive stock options" ("Incentive Options"), within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options to purchase Common Stock that do not qualify as Incentive Options ("Non-Statutory Options"), (iii) awards of shares of Common Stock that are subject to certain forfeiture and transferability restrictions that lapse after specified employment periods ("Restricted Stock Awards"), (iv) rights entitling the recipient to receive a payment from the Company, in the form of shares of Common Stock, cash, or a combination of both, upon the achievement of established performance goals ("Performance Units"), (v) awards of shares of Common Stock ("Stock Bonuses"), and (vi) rights entitling the recipient to receive a payment from the Company, in the form of shares of Common Stock, cash, or a combination of both, equal to the difference between the market value of one or more shares of Common Stock and the exercise price of such shares under the terms of such right ("Stock Appreciation Rights"). Incentive Options and Non-Statutory Options are collectively referred to herein as "Options," and Options, Restricted Stock Awards, Performance Units, Stock Bonuses and Stock Appreciation Rights are collectively referred to herein as "Incentive Awards."

         The Plan will be administered by the Board or by a committee of the Board (as used herein, "Committee" will refer to the Board or to such a committee if established), which selects the participants to be granted Incentive Awards under the Plan, determines the amount of the grants to the participants, and prescribes discretionary terms and conditions of each grant not otherwise fixed under the Plan. All employees, officers and directors of the Company, as well as consultants and independent contractors of the Company or any subsidiary of the Company, who, in the judgment of the Committee, have significantly contributed, are contributing or are expected to significantly contribute to the achievement of corporate economic objectives will be eligible to participate in the Plan.

         Unless terminated earlier, the Plan will terminate at midnight on June 8, 2003. No Incentive Award will be granted after termination of the Plan. Currently, a maximum of an amount equal to 17.5% of the aggregate number of shares of Common Stock outstanding on any date of grant less the total number of shares of Common Stock issuable upon the exercise or conversion of any securities of the Company then outstanding, whether granted under the Plan or otherwise, is reserved for issuance. In addition, as amended, no more than 1,050,000 shares of Common Stock may be cumulatively issued under the Plan pursuant to the exercise of Incentive Options. In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the Plan and under outstanding Incentive Awards and to the exercise price of outstanding Options. The Board of Directors may amend the Plan in any respect without shareholder approval, unless shareholder approval is then required by federal tax laws or the rules of the Nasdaq National Market. Unless approved by the Committee in its sole discretion, no right or interest in any Incentive Award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

         OPTIONS. The exercise price for Non-Statutory Options must be not less than 85% of the fair market value of the Common Stock on the day preceding the date the Non-Statutory Options are granted. Incentive Options must be granted with an exercise price equal to the fair market value of the Common Stock on the day preceding the date the Incentive Options are granted, except that Incentive Options granted to persons owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not be granted at less than 110% of the fair market value on the day preceding the date of grant. In determining the fair market value of the Company's Common Stock, the Committee will use the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market System as of the relevant date.

         If approved by the Company's shareholders at the Annual Meeting, notwithstanding any other provisions of the Plan to the contrary, no participant in the Plan may be granted any Options with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 200,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in the Plan); provided, however, that a participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, Options relating to up to 400,000 shares of Common Stock (subject to adjustment as provided in the Plan).

         Payment of an Option exercise price may be made either in cash or, subject to the discretion of the Committee, by transfer from the participant to the Company of a broker exercise notice or previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the payment required. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an option may be exercised only by the option. Options may be exercised in whole or in installments, as determined by the Committee. Options will have a maximum term fixed by the Committee, not to exceed 10 years from the date of grant or, in the case of Incentive Options granted to persons owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, five years from the date of grant. For Incentive Options, the aggregate fair market value (determined as of the time the Incentive Option is granted) of shares of Common Stock with respect to which Incentive Options become exercisable for the first time by the participant under the Stock Incentive Plan during any calendar year may not exceed $100,000.

         RESTRICTED STOCK AWARDS. Restricted Stock Awards are grants to participants of shares of Common Stock that are subject to restrictions as determined by the Committee. The Committee may impose such restrictions or conditions to the vesting of Restricted Stock Awards as it deems appropriate, including that the participant remain continuously employed by the Company for a certain period of time or that the participant or the Company satisfy certain performance goals or criteria.

         PERFORMANCE UNITS. Performance Units may be awarded on such terms and conditions as the Committee may specify. Such conditions may include payment or vesting restrictions which involve continued employment with the Company and satisfaction by the Company or a specified business unit or subsidiary of predetermined performance goals approved by the Committee at the time the Performance Units are awarded. Upon satisfaction of applicable terms and conditions, Performance Units will be payable in cash, shares of Common Stock or some combination thereof in the Committee's sole discretion.

         STOCK BONUSES. Stock Bonuses under the Plan are awards of Common Stock that are not subject to any restrictions other than, if imposed by the Committee, restrictions on transferability. A Participant may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with other provisions of the Plan, as may be determined by the Committee in its sole discretion. Other than transfer restrictions, if any, imposed by the Committee, the Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under the Plan upon the Participant becoming the holder of record of such shares.

         STOCK APPRECIATION RIGHTS. The terms of a Stock Appreciation Right award under the Plan shall be determined by the Committee, subject to certain requirements contained in the Plan. The exercise price per share may not be less than the fair market value of a share of the underlying Common Stock on the day preceding the date the Stock Appreciation Right is granted. A Stock Appreciation Right will become exercisable at such time and in such installments as determined by the Committee and will expire at the time fixed in the applicable award agreement, which shall not be more than ten (10) years after the date of grant.

         EFFECT OF TERMINATION OF EMPLOYMENT. If a participant's employment or other service with the Company is terminated by reason of death, disability or retirement, (i) each Option and Stock Appreciation Right then held by the participant will remain exercisable to the extent exercisable as of such termination for a period of one year (three months in the case of retirement) after such termination, (ii) Restricted Stock Awards then held by the participant that have not vested will be terminated and forfeited, and (iii) all outstanding Performance Units and Stock Bonuses then held by the participant will vest and/or continue to vest as determined by the Committee and reflected in the applicable award agreement. If a participant's employment terminates for any other reason (other than for cause), (a) Options and Stock Appreciation Rights then held by the participant that are then exercisable will continue to be exercisable for 90 days after such termination; (b) Restricted Stock Awards then held by the participant which are not yet vested are terminated and forfeited; and (c) all outstanding Performance Units and Stock Bonuses then held by the participant will vest and/or continue to vest as determined by the Committee and reflected in the award agreement.

         CHANGE IN CONTROL OF THE COMPANY. In the event a "change in control" of the Company occurs, then, if approved by the Committee, (i) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the Company or any subsidiary, (ii) all outstanding Restricted Stock Awards will become immediately fully vested, and (iii) all outstanding Performance Units and Stock Bonuses will vest and/or continue to vest in the manner determined by the Committee and reflected in the award agreement. In addition, the Committee, without the consent of any affected participant, may determine that some or all participants holding outstanding Options will receive cash in an amount equal to the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the Options.

         To the extent that such acceleration of the vesting of Incentive Awards would constitute a "parachute payment" (as defined in the Code), then, pursuant to the Plan, such acceleration will be modified to such extent that the Participant will not be subject to the excise tax imposed by Section 4999 of the Code.

         For purposes of the Plan, a "change in control" of the Company will be deemed to have occurred, among other things, upon (i) a sale or other transfer of substantially all of the assets of the Company to an entity that is not controlled by the Company, (ii) a merger or consolidation to which the Company is a party if, after such merger or consolidation, the Company's shareholders do not beneficially own more than 80% of the combined voting power of the surviving corporation's outstanding voting securities, (iii) any person becoming the beneficial owner of 40% or more of the combined voting power of the Company's outstanding securities, or (iv) a change in the composition of the Board such that the individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board (with exceptions for individuals who are nominated or otherwise approved by the current Board).

FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based on current schedules, regulations and interpretations. The description does not include state, local or foreign income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an Incentive Award.

         INCENTIVE OPTIONS. As a general rule, there will be no federal income tax consequences to either the participant or the Company as a result of the grant or exercise of an Incentive Option. For certain exceptions to the general rule, see the discussions below of the alternative minimum tax and "Excise Tax on Parachute Payments."

         When a participant disposes of the stock acquired upon exercise of an Incentive Option, the federal income tax consequences will depend on how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after exercise of the Incentive Option, the participant will only recognize a long-term capital gain (or loss). The amount of the long-term capital gain (or loss) will be equal to the difference between (i) the amount realized on disposition of the shares and (ii) the exercise price at which the option acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

         If the participant does not satisfy both of the above special Incentive Option holding period requirements, the participant will generally be required to report as ordinary income, in the year in which the participant disposes of the shares (a "disqualifying disposition"), the amount by which the lesser of
(i) the fair market value of the acquired shares at the time of exercise of the Incentive Option or (ii) the amount realized on the disposition of the shares (if the disposition is the result of a sale or exchange to one other than a related taxpayer) exceeds the exercise price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income recognized by the participant, provided that the Company complies with the applicable income tax withholding provisions. The remainder of the gain, if any, recognized on the disposition, or any loss recognized on the disposition, will be treated as capital gain or loss to the participant and will be eligible for long-term capital gain or loss treatment if the disposition occurs more than one year after the participant acquired the shares and short-term capital gain or loss treatment if the disposition occurs one year or less after the participant acquired the shares.

         If the participant elects (and is permitted) to use previously acquired shares to exercise an Incentive Option, no gain or loss attributable to the shares exchanged by the participant will be recognized for tax purposes. However, if the participant pays the Option exercise price with shares that were originally acquired pursuant to the exercise of an Incentive Option before the expiration of the special Incentive Option holding periods discussed above, the use of those shares to exercise an Option will be treated as a modified form of disqualifying disposition of the shares, subject to the ordinary income (but not capital gain) tax consequences discussed above for disqualifying dispositions. The basis of the shares tendered to the Company upon exercise of the Option, plus any disqualifying disposition income recognized on the exercise, will be attributed to and become the basis of an equal number of shares received in the exchange. The basis of any additional shares received will be zero. The additional Incentive Option shares received in the exchange will have new capital gain and special Incentive Option holding periods. The capital gain holding period of the shares received in exchange for the tendered shares will carry over.

         As mentioned above, the exercise of an Incentive Option is generally not a taxable event for the participant. The exercise of an Incentive Option may, however, affect a participant's liability under the federal alternative minimum tax. The alternative minimum tax is computed by adding specific preference items and making special modifications to a participant's adjusted gross income. One such modification is to treat Incentive Options effectively as though they were Non-Statutory Options (i.e., include in the participant's alternative minimum taxable income on the date of exercise the difference between the then fair market value of the shares and the amount paid for the shares). The alternative minimum tax is payable to the extent that it exceeds the participant's regular tax for the year. The amount of the participant's alternative minimum tax liability attributable to the Incentive Option modification may, however, be available as a credit against a portion of the participant's regular tax liability in future years. The Company recommends that participants holding Incentive Options (especially persons subject to the short-swing profit provisions) consult their personal tax advisors to determine the applicability and effect of the alternative minimum tax.

         NON-STATUTORY OPTIONS. There will generally be no federal income tax consequences to either the Company or the participant as a result of the grant of a Non-Statutory Option. Upon exercise of a Non-Statutory Option, the participant will generally recognize ordinary income in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the amount paid for the shares. Amounts taxable to the participant as ordinary income are deductible in the same year by the Company, provided that the Company complies with the applicable income tax withholding provisions. When a participant disposes of shares acquired by the exercise of a Non-Statutory Option, the difference between the amount received and the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain or loss depending on the length of time the shares were held. Gains and losses from the sale or exchange of shares will be long-term capital gain or loss if the shares were held more than one year and short-term capital gain or loss if the shares were held one year or less. For purposes of determining the holding period for the shares, the shares are treated as acquired on the date of exercise. For exceptions to these general rules, see the discussion below under "Excise Tax on Parachute Payments."

         A participant may, at the discretion of the Committee, be permitted to pay the Non-Statutory Option price or a portion thereof by transferring to the Company shares of Common Stock previously acquired by the participant. The exchange of previously acquired shares by the participant for shares received as a result of the exercise of a Non-Statutory Option will not result in the recognition of any gain or loss with respect to the previously acquired shares transferred to the Company in exercising the Option. The transfer of previously acquired shares will not reduce the amount of ordinary income otherwise required to be reported upon such exercise as described above. The basis of the shares tendered to the Company upon exercise of the Non-Statutory Option will be attributed to and become the basis of an equal number of shares received in the exchange. The basis of any additional shares received by the participant in the exchange will be equal to the amount recognized as compensation income plus the amount of any cash paid on the exchange. The capital gain holding period of the tendered shares will carry over and the additional shares received in the exchange will have a new capital gain holding period.

         In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of a participant as ordinary compensation income, provided the Company complies with any applicable withholding requirements. The Company will be entitled to a deduction in the Company's tax year in which the participant is taxed.

         RESTRICTED STOCK AWARDS AND STOCK BONUSES. With respect to shares issued pursuant to a Restricted Award that is not subject to a risk of forfeiture or with respect to Stock Bonuses, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a risk of forfeiture, a participant may file an election under
Section 83(b) of the Code within thirty (30) days after receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the Restricted Stock Award lapse. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of the participant as ordinary income.

         A participant who does not make a Section 83(b) election within thirty
(30) days of the receipt of a Restricted Stock Award that is subject to a risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares free of restrictions. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of a participant as ordinary income.

         PERFORMANCE UNITS. A participant who receives a Performance Unit will not recognize any taxable income at the time of the grant. Upon settlement of the Performance Unit, the participant will realize ordinary income in an amount equal to the cash and fair market value of any shares of Common Stock received by the participant. Provided that proper withholding is made, the Company would be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

         STOCK APPRECIATION RIGHTS. A participant who receives a Stock Appreciation Right will not recognize any taxable income at the time of the grant. Upon the exercise of a Stock Appreciation Right, the participant will realize ordinary income in an amount equal to the cash in the fair market value of any shares of Common Stock received by the participant. Provided that proper withholding is made, the Company will be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

         EXCISE TAX ON PARACHUTE PAYMENTS. Section 4999 of the Code imposes an excise tax on "excess parachute payments," as defined in Section 280G of the Code. Generally, parachute payments are payments in the nature of compensation to certain employees or independent contractors who are also officers, shareholders or highly-compensated individuals, where such payments are contingent on a change in ownership or control of the stock or assets of the paying corporation. In addition, the payments must be substantially greater in amount than the recipient's regular compensation. Under Proposed Treasury Regulations issued by the Internal Revenue Service, in certain circumstances the grant, vesting, acceleration or exercise of Options pursuant to the Plan could be treated as contingent on a change in ownership or control for purposes of determining the amount of a participant's parachute payments.

         In general, the amount of a parachute payment (some portion of which may be deemed to be an "excess parachute payment") would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property. If a participant were found to have received an excess parachute payment, he or she would be subject to a special nondeductible twenty percent (20%) excise tax on the amount of the excess parachute payments, and the Company would not be allowed to claim any deduction with respect to such payments.

AWARDS UNDER THE PLAN

         Neither the number nor types of future Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors recommends that the shareholders vote FOR approval and ratification of the Plan Amendments. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Plan Amendments.


                              SELECTION OF AUDITORS

         The Company does not intend to request that the shareholders approve the selection of Price Waterhouse LLP, independent public accountants, for fiscal 1997. The Company has requested and expects, however, a representative of Price Waterhouse LLP to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. Other than with respect to one report on Form 3 (an initial statement of beneficial ownership) which the Company failed to prepare in a timely manner for Mr. Nagel upon Mr. Nagel's appointment to the Board, to the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, none of the directors, officers or beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the form required by Section 16 of the Exchange Act.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or about December 11, 1997.


                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.


                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF APRIL 4, 1997, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: AETRIUM INCORPORATED, 2350 HELEN STREET, NORTH ST. PAUL, MINNESOTA 55109; ATTN.: SHAREHOLDER INFORMATION.

                                           By Order of the Board of Directors



                                           Joseph C. Levesque
                                           CHAIRMAN OF THE BOARD,
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated:    April 11, 1997
North St. Paul, Minnesota


                                                                      Appendix A


                              AETRIUM INCORPORATED

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints JOSEPH C. LEVESQUE and DARNELL L. BOEHM, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Aetrium Incorporated held of record by the undersigned on April 4, 1997, at the Annual Meeting of Shareholders to be held on May 20, 1997, or any adjournment thereof.

(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, MARK YOUR VOTE IN THE "FOR ALL -(EXCEPT NOMINEE(S) WRITTEN BELOW)" OVAL AND WRITE THE NOMINEE'S NAME IN THE BLANK BELOW.)

1.       ELECTION OF DIRECTORS.


|_|    FOR all                                 |_|    WITHHOLD ALL          |_|   FOR ALL (Except nominee(s)
(except as marked to the contrary below)                                          written below)

                                                                            --------------------------------

               JOSEPH C. LEVESQUE               ANDREW J. GREENSHIELDS
               DARNELL L. BOEHM                 DOUGLAS L. HEMER
               TERRENCE W. GLARNER              TERRANCE J. NAGEL

2.       PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK INCENTIVE PLAN.

             |_|  FOR             |_|  AGAINST            |_|  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                             Dated:_________________, 1997



                                         ______________________________________
                                         Signature


                                         ______________________________________
                                         Signature if held jointly


-------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------




                                                                      Appendix B

                              AETRIUM INCORPORATED
                            1993 STOCK INCENTIVE PLAN
                      (AS AMENDED EFFECTIVE MARCH 24, 1997)

1.       PURPOSE OF PLAN.

         The purpose of the Aetrium Incorporated 1993 Stock Incentive Plan (the "Plan") is to advance the interests of Aetrium Incorporated (the "Company") and its shareholders by enabling the Company and its Subsidiaries (as defined herein) to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.       DEFINITIONS.

         The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

         2.1.     "Board" means the Board of Directors of the Company.

         2.2. "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

         2.3. "Change in Control" means an event described in Section 13.1 of the Plan.

         2.4.     "Code" means the Internal Revenue Code of 1986, as amended.

         2.5. "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

         2.6. "Committee Member" means any member of a committee of the Board delegated responsibility for administration of the Plan as provided in Section 3.1 of the Plan.

         2.7. "Common Stock" means the common stock of the Company, par value $.001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

         2.8. "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

         2.9. "Eligible Recipients" means all employees, officers and directors of the Company or any Subsidiary and any non-employee consultants and independent contractors of the Company or any Subsidiary.

         2.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.11. "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the following:

                  (a) If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market, the mean between the reported high and low sale prices of the Common Stock on such exchange or by the Nasdaq National Market.

                  (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market, but bid and asked prices in the over-the-counter market are reported by the Nasdaq System or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices.

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market, and such bid and asked prices are not so reported by a reporting service, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

         2.12. "Incentive Award" means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

         2.13. "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.14. "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

         2.15. "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

         2.16. "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

         2.17. "Performance Unit" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance goals.

         2.18. "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

         2.19. "Restricted Stock Award" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such
                  Section 8.

         2.20. "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

         2.21.    "Securities Act" means the Securities Act of 1933, as amended.

         2.22. "Stock Appreciation Right" means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

         2.23. "Stock Bonus" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

         2.24. "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

         2.25. "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.       PLAN ADMINISTRATION.

         3.1. The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. As used in this Plan, the term "Committee" will refer to the Board or to such a committee, if established; provided, however, that with respect to the grant of any Incentive Award to a Participant who is then a Committee Member, and to any action that may be taken hereunder by the Committee regarding any such Incentive Award for so long as such Participant is a Committee Member, such action may be taken only by the Board. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

         3.2.     Authority of the Committee.

                  (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award;
                           (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment, vesting or transfer of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

                  (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

                  (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.       SHARES AVAILABLE FOR ISSUANCE.

         4.1. Maximum Number of Shares Available. The maximum number of shares of Common Stock for which Options may be granted on any date in the aggregate is equal to seventeen and one-half percent (17.5%) of the aggregate number of shares of Common Stock outstanding on such date less the aggregate number of shares of Common Stock then issuable (as if all vesting and other conditions to issuance were then met) either (a) upon conversion of convertible securities of the Company outstanding on such date, or (b) upon exercise of Options and other rights to purchase Common Stock outstanding on such date (exclusive of Options to be granted on such date); provided, that without limiting the foregoing but subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance upon exercise of Incentive Stock Options is 700,000. Notwithstanding any other provisions of the Plan to the contrary, no Participant in the Plan may be granted any Options with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 200,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.3 of the Plan); provided, however, that a Participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, Options relating to up to 400,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan).

         4.2. Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

         4.3. Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

5.       PARTICIPATION.

         Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.       OPTIONS.

         6.1. Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.

         6.2. Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the day preceding the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the day preceding the date of grant with respect to a Non-Statutory Stock Option.

         6.3. Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant.

         6.4. Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, (a) that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice or Previously Acquired Shares, or by a combination of such methods; and (b) that if such payments are made by tender of a Broker Exercise Notice or Previously Acquired Shares, or by a combination of such methods, the Fair Market Value on the day preceding the date of exercise will be used for the purpose of valuing the tendered shares of Common Stock.

         6.5. Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in North St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with
                  Section 6.4 of the Plan.

         6.6. Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the day preceding the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an incentive stock option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an incentive stock option.

7.       STOCK APPRECIATION RIGHTS.

         7.1. Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

         7.2. Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but will not be less than 100% of the Fair Market Value of one share of Common Stock on the day preceding the date of grant.

         7.3. Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Sections 6.4 and 6.5 of the Plan.

8.       RESTRICTED STOCK AWARDS.

         8.1. Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

         8.2. Rights as a Shareholder; Transferability. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

         8.3. Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

         8.4. Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

9.       PERFORMANCE UNITS.

         An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion either to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

10.      STOCK BONUSES.

         An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

11.      EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

         11.1. Termination Due to Death, Disability or Retirement. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

                  (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of one year (three months in the case of Retirement) after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

                  (b) All Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; and

                  (c) All Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

         11.2.    Termination for Reasons Other than Death, Disability or
                  Retirement.

                  (a) In the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options and Stock Appreciation Rights then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

                  (b) For purposes of this Section 11.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or
                           (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

         11.3. Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 11, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option may remain exercisable beyond its expiration date.

         11.4. Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in this Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

         11.5. Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

12.      PAYMENT OF WITHHOLDING TAXES.

         12.1. General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

         12.2. Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in
                  Section 12.1 of the Plan by electing to tender Previously Acquired Shares or a Broker Exercise Notice, or by a combination of such methods; provided that if such payments are made by tender of a Broker Exercise Notice or Previously Acquired Shares, or by a combination of such methods, the Fair Market Value on the day preceding the date of exercise will be used for the purpose of valuing the tendered shares of Common Stock.

13.      CHANGE IN CONTROL.

         13.1. Change in Control. For purposes of this Section 13.1, a "Change in Control" of the Company will mean (a) the sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transaction) to a person or entity that is not controlled, directly or indirectly, by the Company, (b) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation do not have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 80% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors, or (c) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as (i) any person becomes, after the effective date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, or (ii) individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purposes of this clause
                  (ii), be considered as though such persons were a member of the Board on the effective date of the Plan.

         13.2. Acceleration of Vesting. Without limiting the authority of the Committee under Section 3.2 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participants to whom such Options or Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested; and (c) all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

         13.3. Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to and in lieu of some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

         13.4. Limitation on Change in Control Payments. Notwithstanding anything in Section 13.2 or 13.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.2 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.3 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 13.2 or 13.3 will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that such payments will not be reduced or that the Participant will have the discretion to determine which "payments" will be reduced), then this Section 13.4 will not apply, and any "payments" to a Participant pursuant to Section 13.2 or 13.3 of the Plan will be treated as "payments" arising under such separate agreement.

14.      RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

         14.1. Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

         14.2. Rights as a Shareholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

         14.3. Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

         14.4. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15.      SECURITIES LAW AND OTHER RESTRICTIONS.

         Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16.      PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the National Association of Securities Dealers, Inc. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.3 and 13 of the Plan.

17.      EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan is effective as of June 9, 1993, the date it was adopted by the Board. The Plan will terminate at midnight on June 8, 2003, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

18.      MISCELLANEOUS

         18.1. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

         18.2. Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.